UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2015
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United Financial Bancorp, Inc.
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Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glastonbury Boulevard, Suite 200, Glastonbury, CT	06033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, United Financial Bancorp, Inc. (the “Company”) and United Bank (the “Bank) entered into new employment agreements with each of “Named Executive Officers” Mark A. Kucia, Eric R. Newell and David C. Paulson, effective January 1, 2016. The term of each of the agreements is until December 31, 2017, subject to potential annual extensions following the initial two-year term, and the amended provisions include:

•	the failure to extend the term does not create a severance obligation and the agreement continues in effect through the expiration date.

•
amend the payment for health benefits if the termination is by reason of death or disability to a cash payment to cover COBRA health benefits for maximum allowable period from a cash payment to cover continued benefits through Social Security Retirement Age.

•
amend the bonus payout in the case of termination “Without Cause or For Good Reason (No Change in Control)” to include in the severance payment a “target” bonus, amended from including the greater of target cash bonus for the current year or actual bonus for the prior year.

•
amend the bonus payout in the case of termination “Without Cause or For Good Reason (Change in Control)” to include in the severance payment a full bonus at target level for the year of termination, amended from including a pro-rated bonus through date of termination.

•
amend the days after termination that a lump sum payment will be provided to the executive in order to allow for the Release of Claims to be obtained by the Company prior to any payment to a terminated executive.

ITEM 9.01    Financial Statements and Exhibits

(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)     Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 18, 2015            UNITED FINANCIAL BANCORP, INC.
Registrant

By:    /s/ Eric R. Newell
Eric R. Newell
Executive Vice President/
Chief Financial Officer